UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 17, 2010

WELLCARE HEALTH PLANS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32209	47-0937650
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)
8735 Henderson Road, Renaissance One
	Tampa, Florida	33634
	(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (813) 290-6200

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement

On August 9, 2010, WellCare Health Plans, Inc. (“WellCare”) filed its Quarterly Report on Form 10-Q for the quarter ending June 30, 2010 (the “Form 10-Q”) disclosing, among other things, that it had reached agreement on the material terms of a settlement with a group of five public pension funds appointed by the United States District Court for the Middle District of Florida (the “Court”) to act as lead plaintiffs in the consolidated securities class action Eastwood Enterprises, L.L.C. v. Farha, et al., Case No. 8:07-cv-1940-VMC-EAJ.  As stated in the Form 10-Q, the terms of the settlement were to be documented in a formal settlement agreement that would be subject to the approval of the Court following notice to all class members.  On December 17, 2010, WellCare entered into a Stipulation and Agreement of Settlement (the “Stipulation Agreement”) with the lead plaintiffs finalizing the terms of the settlement that is intended to resolve all of the claims described that are the subject of the class action.  The material terms of the Stipulation Agreement are substantively the same as the terms of the settlement previously disclosed in the Form 10-Q, which terms are incorporated herein by reference to the Form 10-Q.  The Stipulation Agreement is subject to the approval of the Court following its filing, notice to all class members and other legally-required procedural steps.  WellCare can make no assurance that the Court will grant such approval.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 23, 2010	WELLCARE HEALTH PLANS, INC. /s/ Timothy S. Susanin
Timothy S. Susanin
Senior Vice President, General Counsel & Secretary